Exhibit 99.2
                                                                    ------------

                         DREYER'S AND NESTLE COMMENT ON
                    ANNOUNCEMENT BY FEDERAL TRADE COMMISSION
                      THAT IT HAS APPROVED COMMENCEMENT OF
                   LITIGATION WITH RESPECT TO DREYER'S/ NESTLE
                                   TRANSACTION

(Oakland, CA, March 4, 2003)--Dreyer's Grand Ice Cream, Inc. (Nasdaq: DRYR) and Nestle Holdings, Inc. (Nestle) made the following joint statement in response to the announcement by the Federal Trade Commission that it has authorized the initiation of litigation seeking an injunction against Dreyer's proposed transaction with Nestle.

"We are continuing our discussions with the staff of the FTC regarding the potential divestiture of assets announced earlier today as a means of addressing the staff's concerns with respect to the transaction."

Dreyer's and Nestle Ice Cream Company (NICC) entered into an agreement yesterday with a subsidiary of CoolBrands International Inc. (TSX: COB.A) (CoolBrands) for the sale and purchase of certain ice cream and distribution assets, and have submitted materials to the staff of the FTC regarding the proposed sale to CoolBrands to assist the staff in its review.

"Dreyer's and Nestle remain firmly committed to their transaction and confident that they will be able to consummate it."